Exhibit 99.1

Smith-Midland Corporation Declares Special Dividend

MIDLAND, Va. – December 3, 2019 – Smith-Midland Corporation (OTCQX: SMID) announced that the Board of Directors declared a special dividend of $0.055 per common share to be paid on January 3, 2020 to shareholders of record as of December 20, 2019. The December 2019 dividend marks the eighth consecutive year of dividends by Smith-Midland Corporation.

This announcement contains forward-looking statements, which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors which might cause such a difference include, but are not limited to, product demand, the impact of competitive products and pricing, capacity and supply constraints or difficulties, general business and economic conditions, the effect of the Company's accounting policies and other risks detailed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more complete information on Smith-Midland Corporation, visit the Company’s web site at SMITHMIDLAND.com. The “Investor Relations” area will include the Company’s Form 10-K.

Media Inquiries:
AJ Krick, CFO
540-439-3266
investors@smithmidland.com
Sales Inquiries:
info@smithmidland.com